CONTENT LICENSE AGREEMENT DRAFT

This Agreement (the "Agreement") is entered into as of this 24th day of August 2004 (the "Effective Date"), by and between CSC Holdings, Inc. ("CABLEVISION"), located at 1111 Stewart Avenue, Bethpage, New York 11714-3581 and ZONE4PLAY Inc. ("PROVIDER"), located at XXXXX.

WHEREAS CABLEVISION owns, maintains and or operates, through itself or through its parent, subsidiary, or affiliate companies, a digital cable television service known as Interactive Optimum (iO) that includes individual and combined offerings of video, audio and interactive television services and other digital products or services as are now or may be made available over digital set-top boxes.

WHEREAS PROVIDER is the creator, developer and licensee of certain interactive game content, as described more particularly in Exhibit A, attached hereto and incorporated hereby;

WHEREAS CABLEVISION wishes to make PROVIDER'S Content available to CABLEVISION subscribers, customers and/or users of the Service;

NOW THEREFORE in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the parties, each intending to be legally bound, hereby agree as follows:

1.    TERM

      1.1 This Agreement shall commence as of the Effective Date and shall extend for a period of three (3) years (the "Initial Term"). Upon expiration of the Initial Term, this Agreement shall automatically renew for additional one
(1) year terms (each a "Renewal Term") unless either party elects to terminate the Agreement by providing written notice to the other at least sixty (60) days prior to the expiration of the then-current Initial or Renewal Term. The Initial Term and any Renewal Terms shall be referred to as the "Term."

2.    DEFINITIONS

      2.1 In this Agreement the following terms shall have the following meanings:

"CABLEVISION MARKS" shall mean, collectively, the trademarks, trade names, brands, logos, service marks or other identifying marks of CABLEVISION and the Service and the goodwill associated therewith, other than PROVIDER Marks and the Licensor Marks.

"CABLEVISION PROPRIETARY MATERIALS" shall mean all text, images, illustrations, URLS, audio and multimedia files, as the same may be updated from time to time, included as part of the Service, as well as any technology, software or know-how used or employed in connection with the Service, developed by or for CABLEVISION in connection with the Service and/or used in connection with integrating the Content to the Service or other channel of access, other than the IPR of PROVIDER, the PROVIDER Marks, the Content, the IPR of PROVIDER'S third-party game licensors and the Licensor Marks.

"CONTENT" shall mean those interactive games and all know-how, deliverables, text, images, illustrations, audio and multimedia files, the Look and Feel, all technology, software (including, without limitation, the Format and Use Software) and documentation related to or incorporated therein, as may be updated from time to time, that are configured for certain digital cable set-top boxes and supplied to CABLEVISION by PROVIDER pursuant to the terms of this Agreement and as are more particularly described in Exhibit A.


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"INTELLECTUAL PROPERTY RIGHT" or "IPR" means any patent, registered design, copyright, design right, topography right, trademark, service mark, application to register any such rights, rights in the nature of any of the aforementioned rights, trade secrets, rights in unpatented know-how, rights of privacy or publicity and any other intellectual or industrial property rights of any kind whatsoever in any part of the world.

"LICENSOR MARKS" shall mean, collectively, the trademarks, trade names, brands, logos, service marks or other identifying marks of PROVIDER'S third-party game licensors and the goodwill associated therewith.

"LOOK AND FEEL" shall mean the visual manifestation of the Content including, without limitation, (i) the particular and distinctive elements of graphics, design, colors, organization, presentation, typographical look and layout, navigation, trade dress and stylistic convention of the Content, (ii) the features and subject matter appearing on the Content, and (iii) the editorial style and content of the Content.

"PROVIDER MARKS" shall mean, collectively, the trademarks, trade names, brands, logos, service marks or other identifying marks of PROVIDER and the Content and the goodwill associated therewith, other than the Licensor Marks.

"SERVICE" shall mean the digital cable television service, Interactive Optimum
(iO) as provided by CABLEVISION that includes individual and combined offerings of video, audio and interactive television services and other digital products or services to Users as are now or may be made available over the digital set-top box, and specifically excluding any such offerings delivered via satellite.

"TERRITORY" means the locations within the United States where the Service is available to Users.

"USER(S)" shall mean any individual who is authorized to receive the Service.

3.    PROVIDER DELIVERABLES

      3.1 PROVIDER will provide the Content for CABLEVISION's Service according to the schedules and descriptions set forth in Exhibits A D and E. PROVIDER has the right to make changes to the Content, even if not requested by CABLEVISION, subject to CABLEVISION approval not to be unreasonably withheld.

      3.2 if the PROVIDER shall design a Server System and make it available to CABLEVISION for the operation and running of the Content CABLEVISION and PROVIDER will negotiate in good faith the terms of usage. CABLEVISION is no way obligated to use this server system for the delivery of the games.

      3.3 a) PROVIDER shall pay for all costs associated with the development of the Content prior to Launch (as defined in Exhibit D). After Launch, subject to PROVIDER's rights in Section 3.1 above, any work associated with the redevelopment or refinement of such Content (except as same relates to new set top box or software release), must be requested in writing by CABLEVISION and be developed pursuant to a mutually agreeable cost and timetable.

            b) At Cablevision's discretion, PROVIDER shall retain full responsibility for hosting of the Content. Such hosting shall meet CABLEVISION'S site performance standards for virtual channels as documented in CABLEVISION'S Usability Guidelines.


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            c) PROVIDER shall conduct quality assurance testing on the Content on all applicable CABLEVISION deployed SONY and Scientific Atlanta digital cable boxes and appropriate configurations therein, including but not limited to SARA, OS, Inview and HTML Engine, before submitting such Content to CABLEVISION. The quality assurance testing includes but is not limited to the assurance that production versions of the application will run error free on CABLEVISION's network and the running of such application on CABLEVISION's network will not have any negative impact on CABLEVISION'S core cable service. CABLEVISION shall provide reasonable, mutually agreeable access to its head end and development labs in order for PROVIDER to provide such quality assurance testing on the Content. If CABLEVISION incurs certification costs with regard to the Content provided by PROVIDER hereunder, both parties agree to negotiate in good faith at that time with respect to an agreed upon certification payment.

            d) PROVIDER shall conform the Content to all reasonably required CABLEVISION engineering requirements and guidelines stipulated in the Cablevision Usability Guidelines as set forth at itv.cablevision.com as same may be modified from time to time. Further, PROVIDER shall deliver Content that is supportable on any existing version of the Scientific Atlanta set-top box that CABLEVISION deploys during the Term, provided such set-top boxes are game compatible, as well as such Content that is mutually agreed to work on game-compatible SONY set-top boxes, all as further described in Exhibit A. CABLEVISION shall use commercially reasonable efforts to assist PROVIDER in obtaining the necessary set-top boxes to use during development of the Content.

4.    FEES

      4.1 CABLEVISION shall pay PROVIDER fees for use of the Content according to the license fee schedule set forth in Exhibit B and in the manner set forth herein (the "License Fee").

      4.2 CABLEVISION shall pay PROVIDER the License Fee owed for each month during the Term in United States Dollars within forty-five (45) days following the last day of such month, together with a statement in writing (the " License Fee Statement") containing the amount and calculation of License Fee earned and the Retail Price (as defined in Exhibit B) charged by CABLEVISION in such preceding month with respect to the Content.

      4.3 Notwithstanding paragraph 4.2, if CABLEVISION is legally required by United States tax authorities to deduct withholding taxes from amounts payable to PROVIDER and if CABLEVISION is able to provide to PROVIDER an appropriate certificate or other official documentation which will enable the tax to be claimed back by PROVIDER, then PROVIDER may, at its discretion, accept payment of the amount payable less the amount of tax that can be claimed back by PROVIDER from CABLEVISION. If no such certificate or documentation is provided or if the certificate or documentation is unsuitable to enable PROVIDER to claim back the tax, then the full amount gross of withholding tax will be payable by CABLEVISION in accordance with paragraph 4.2.

      4.4 PROVIDER and CABLEVISION agree to consult and co-operate in order to, where lawfully possible, avoid, minimize or reclaim for the benefit of CABLEVISION and/or PROVIDER any such deductions.

      4.5 CABLEVISION agrees to release and indemnify PROVIDER from and against all liability of whatever nature rising out of CABLEVISION'S failure duly and timely to pay and discharge any of the above mentioned taxes.


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5.    OWNERSHIP AND LICENSES

      5.1 PROVIDER acknowledges and agrees that as between CABLEVISION and PROVIDER, CABLEVISION, its parent or affiliate companies, shall retain sole and exclusive right, title and ownership in and to all CABLEVISION Proprietary Materials, as defined herein. It is further understood by the parties hereto that no title to nor ownership of the CABLEVISION Proprietary Materials, or any part thereof is being transferred to PROVIDER hereby and that CABLEVISION shall exclusively retain all IPR therein, including without limitation rights in and to the CABLEVISION Marks, logos, trade and business secrets, copyrights, and patents belonging to CABLEVISION, and any and all other rights embodied in, related to, or represented by, the CABLEVISION Proprietary Materials.

      5.2 Subject to the licenses granted to CABLEVISION in Sections 5.3 , 5.4 and 5.5 hereof, CABLEVISION acknowledges that, as between the parties, PROVIDER, its parent or affiliate companies and licensors shall retain sole and exclusive right, title, and ownership in and to all Content, all IPR therein, the PROVIDER Marks and the Licensor Marks. It is further understood by the parties hereto that no title to or ownership of the Content and the IPR therein, or any part thereof, nor of the PROVIDER Marks and the Licensor Marks, is being transferred to CABLEVISION hereby and that, as between the parties, PROVIDER and its licensors shall exclusively retain all IPR therein, and any and all other rights embodied in, related to, or represented by, the Content, the PROVIDER Marks and the Licensor Marks.

      5.4 Unless terminated by PROVIDER in accordance with the terms of this Agreement, PROVIDER hereby grants to CABLEVISION for the Term, with effect from the date of Initial Launch (as defined in Exhibit D) of Content, subject to the terms of this Agreement, a non-exclusive, object-code only, non-transferable license (without the right to sub-license) within the Territory, to use the object code of the Content solely for the following:

      (i) to make the Content available to Users as part of the Service and to make copies for back-up purposes only;

      (ii) consent, to use the Content only to the extent reasonably necessary in connection with any and all press releases, online and offline marketing and advertising and other promotional materials related to the Content.

      5.5 Unless terminated by PROVIDER in accordance with the terms of this Agreement, PROVIDER hereby grants to CABLEVISION for the Term a non-exclusive, royalty-free license within the Territory to utilize solely the executable, object-code of the Format and Use Software developed and provided by PROVIDER as further detailed in Exhibit A, solely for the purpose of receiving, formatting, using, reproducing, distributing, transmitting and publicly displaying the Content in the manner authorized and set forth in this Agreement.

      In addition, unless terminated by PROVIDER in accordance with the terms of this Agreement, PROVIDER hereby grants to CABLEVISION for the Term a non-exclusive, royalty-free license within the Territory to utilize the PROVIDER Marks whether now existing or subsequently developed as incorporated in any and all media, solely in connection with CABLEVISION'S advertisement and promotion of the Content, whether alone or in conjunction with the advertisement and promotion of other services and products made accessible, owned and/or operated by CABLEVISION. Notwithstanding anything to the contrary in this Agreement, CABLEVISION agrees that it has no license or other right to use, and shall not use, any of the Licensor Marks for any purpose whatsoever without the express written permission of PROVIDER in each instance.


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      5.5 CABLEVISION hereby grants to PROVIDER for the Term a royalty-free, non-exclusive and non-transferable right and license during the Term to use and copy such of the CABLEVISION Proprietary Materials as may be reasonably necessary for the development, provision and modification of the Content and the performance of the PROVIDER'S obligations under or relating to this Agreement.

      5.6 Except as expressly provided for herein and except for expressly authorized back-up copies, testing and demonstration purposes, CABLEVISION shall make no other copies of the Content. CABLEVISION shall not reverse engineer, decompile or otherwise attempt to create the source code from the Content, nor shall it modify, translate or create derivative works based on the Content. CABLEVISION shall not sub-license, rent, lease, sell or otherwise transfer or distribute copies of the Content to any third party, whether as a stand-alone or bundled product unless otherwise agreed in writing in advance by PROVIDER. CABLEVISION shall not exceed the scope of the licenses granted in this Section
5. CABLEVISION may not remove or change any copyright or trademark notice and any other notices that appear on the Content or on any copies thereof. CABLEVISION shall supervise and control the use of the Content by its employees, agents and subcontractors to ensure that such use is in accordance with the terms of this Agreement. PROVIDER hereby reserves all rights in and to the Content and the IPR therein that are not expressly granted to CABLEVISION in this Agreement.

6.    MOST FAVORED NATIONS

6.1 Prior to the Effective Date of this Agreement, or during the Term and any renewal thereof, in the event PROVIDER has or shall license the same (or substantially similar) Content to any cable distributor, overbuilder, satellite company or video distributor in the Territory on terms that are more favorable than those offered by PROVIDER to CABLEVISION pursuant to this Agreement, Provider shall promptly notify Cablevision in writing of such fact and Provider shall offer Cablevision the right to incorporate into the Agreement such more favorable term(s), condition(s), provision(s), or revenue share as Cablevision may select, provided that CABLEVISION must also accept any "Contingent Terms" (as defined below). Such offer shall be made available to CABLEVISION within twenty (20) days of the completion of such competitive offering and CABLEVISION shall have the right to either accept or reject the relevant terms by providing written notice to PROVIDER within thirty (30) days after receiving notice from Provider, at which time, if accepted, such more favorable provision(s) and any Contingent Term(s) shall take effect. Notwithstanding the foregoing, this most favored nations provision shall not apply to any agreements, terms or conditions related to trial periods, field tests or similar temporary or diagnostic arrangements.

"Contingent Terms" shall mean any material term(s) or condition(s) contained in the agreement with such other distributor, or expressly negotiated out of such agreement with such other distributor, for the exhibition of the Content, (1) the inclusion or omission of which was bargained for in exchange for agreeing to the more favorable provision, and (2) that has not been created with the purpose of discriminating against Cablevision or frustrating the application of this most favored nations provision. Notwithstanding the preceding sentence, Cablevision shall not be required to accept any Contingent Term that Cablevision cannot reasonably perform (e.g., marketing support payments to distributors exclusively in the Los Angeles DMA if Cablevision does not operate in the Los Angeles DMA), however, in such event, Cablevision shall be required to accept a reasonable alternative or equivalent to such Contingent Term. In addition, under no circumstances shall Contingent Term(s) be defined to include any of the following (1) another distributor's actual, projected, or committed number of Content subscribers, system subscribers, or total basic subscribers; (2) launch and/or carriage of any of Provider's other content or services; (3) any limitations on packaging rights; (4) any limitations on Cablevision's deletion rights; or (5) any modification to the provisions set forth in this most favored nations provision.


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Upon written request of Cablevision, but in no event more than once a year during the Term of the Agreement, Provider agrees to provide a written certification to Cablevision signed by an Officer of Provider confirming Provider's compliance with this most favored nations provision.

7.    CONTENT MARKETING

      7.1 Marketing of the Content, and any component thereof, shall be as provided in Exhibit C.

8.    CABLEVISION'S RIGHTS

      8.1 Prior to Launch of the Content on the Service CABLEVISION shall have the right to preempt any Content for technical reasons for as long as CABLEVISION acting reasonably deems the Content does not comply in all material respects with the functionality of the games listed in Exhibit A, CABLEVISION's usability guidelines or has a negative performance impact on CABLEVISION'S core digital cable services.

      8.2 Subject to the bundling restrictions requirements of Exhibit B and the restrictions in this Agreement regarding the use of Licensor Marks and the Licensor IPR, the Content shall be displayed in a menu or content category or listing of the Service to be determined by CABLEVISION. In addition, subject to the requirements of Exhibits B and C, CABLEVISION, at its sole discretion, may also feature the Content in one or more additional menus, content categories or listings to be determined by CABLEVISION.

      8.3 CABLEVISION, by mutual agreement with PROVIDER, may offer e-commerce or other interactive commerce elements in association with the Content outside of the Games Portal which inventory is owned wholly by Cablevision. In the event that PROVIDER elects to participate in such e-commerce and other interactive commerce elements, the parties shall negotiate a separate written agreement in good faith.

      8.4 Notwithstanding any other term contained herein to the contrary, CABLEVISION reserves the rights to license or create other free, pay-per-play and subscription based games, provided that it does not include any of the games incorporated and adapted in the Content or that are otherwise licensed by PROVIDER for interactive television use.

9.    PRESS RELEASE

      9.1 The parties shall issue a mutually approved press release regarding the distribution of the Content on the Service. Such release shall not be made without the express written approval of each party. CABLEVISION shall retain sole discretion regarding the date of the Press Release.

10.   REPRESENTATIONS AND WARRANTIES

      10.1 PROVIDER and CABLEVISION each represents, warrants and covenants that:

            10.1.1 it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder, and this Agreement has been duly executed by it and constitutes a valid and enforceable obligation of it;


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            10.1.2 it has not made nor will it make any contractual or other commitment, which will or may prevent, impair or hinder its full performance of this Agreement;

            10.1.3 it complies with and will comply with all federal, state and local laws, rules and regulations;

      10.2  PROVIDER further represents, warrants and covenants that:

            10.2.1 it owns or controls all rights necessary for the exhibition of the Content on the Service, except those rights belonging to CABLEVISION, and is empowered to grant the rights, license and privileges granted hereunder;

            10.2.2 it knows of no adverse claim within the Territory with respect to its rights in the Content or in connection with or in relation to any part thereof;

            10.2.3 the Content does not infringe the IPR of a third party in the Territory.

            10.2.4 without limiting any other term or condition set forth herein, and without limiting any other remedies available to CABLEVISION hereunder, in the event that the Content or any component thereof infringes or is claimed to infringe upon a third party's rights or requires the consent of or payment to any third party, PROVIDER shall, in addition to and without limiting any of its other obligations to CABLEVISION and without any additional cost to CABLEVISION either (i) promptly make the appropriate required payments or otherwise procure for CABLEVISION the right to continue using such material or materials or (ii) modify such materials or replace them with substantially equal or equivalent materials so as to make the Content or component thereof non-infringing.

            10.2.5 All Content will have been tested for viruses, worms, date bombs, time bombs, or other code that is specifically designed to cause software to cease operating, or to damage, interrupt, or interfere with equipment or data, in accordance with industry standards.

            10.2.6 The Content shall also include technical performance that is on par with all set top box gaming launched on digital platforms similar to the CABLEVISION platform.

      10.3  CABLEVISION further represents, warrants and covenants that:

            10.3.1 CABLEVISION Proprietary Materials do not infringe the IPR of a third party in the Territory.

      10.4 CABLEVISION makes no representations, warranties or guarantees concerning the accuracy, consistency, or quality of any transmissions of the Content, of the audio or video components of the Service, or the accuracy or quality of information or presentations on the Service.


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11. ADVERTISING STANDARDS

      11.1Advertising shall only be permitted within the Content after written approval of both parties is obtained in each instance. Any revenues generated by advertising within the Content or anywhere on the screen while the Content is being displayed shall be mutually agreed upon. Advertising within the Content will not promote or advertise games or game packages other than the Content. Notwithstanding the foregoing, PROVIDER shall be permitted to promote the Content and aspects thereof within the Content and otherwise, subject to the approval of CABLEVISION. Any and all PROVIDER-created or supplied advertising and promotions shall be consistent with general industry advertising standards and shall further be subject to, and in accordance with, such rules and regulations as may be promulgated by CABLEVISION and disclosed to PROVIDER. CABLEVISION reserves the right, in its sole discretion, to refuse to exhibit advertising that promotes the products or services of a direct competitor of any of CABLEVISION'S products or services. In addition, CABLEVISION reserves the right, in its sole discretion, to refuse to exhibit any advertising that CABLEVISION deems to be defamatory, abusive, indecent, obscene, in violation of CABLEVISION policy or which, for reasons of quality, does not otherwise meet with approval of CABLEVISION. Subject to the foregoing, each party understands and agrees that no advertising or promotion, including without limitation advertising or promotion of the Content and Services, will be implemented within the Content or anywhere on the screen while the Content is being displayed unless and until it has been approved by CABLEVISION and PROVIDER. Notwithstanding anything to the contrary, nothing herein shall prohibit or limit CABLEVISION from permitting advertising within the Game Portal at its sole discretion. For purposes herein, "Game Portal" shall be defined as all screens that introduce and lead up to, but exclude the actual launching of interactive games, including the Content. CABLEVISION agrees to submit to PROVIDER, for its prior written approval, any marketing, advertising, press releases, or other promotional materials referencing PROVIDER's associated, iTV Games, Titles, or Marks.

12.   BRANDING

The Content shall be presented with a brand or brands mutually determined by the parties. The parties agree to provide the necessary, reasonable licenses required, to the extent within their respective control, for any such mutually agreed-upon branding.

13.   INDEMNIFICATION; LIMITATION OF LIABILITY

      13.1 Each party (the "Indemnifier") shall, subject to clause 13.2, 13.3 and 13.4 below, indemnify, defend and hold harmless the other party and its parent company or companies, affiliates, subsidiaries, successors and assigns and their respective employees, officers, and directors (the "Indemnified") against all third-party claims for damages, expenses and losses and pay all costs as they are incurred arising out of any action brought against the Indemnified to the extent that it is based on a claim that the Indemnifier's Intellectual Property Rights infringe or misappropriate a third party Intellectual Property Right existing as of the Effective Date within the Territory (the "Claim") PROVIDED THAT:

      (a) each Party shall as promptly as is practical notify the other in writing of any Claim of which it has notice; and

      (b) neither Party shall make any admission as to liability and the Indemnified shall not agree to any settlement or compromise of any Claim without the prior written consent of the Indemnifier, nor will the Indemnifier enter into a settlement that materially and adversely affects the Indemnified without prior written approval; and


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      (c)   Indemnifier shall, subject to the right of Indemnified to
            participate at its own expense, have complete control over the defense and/or settlement of any Claim; and

      (d) Indemnified shall, at Indemnifier's request and expense, give Indemnifier all reasonable assistance in connection with the defense and/or settlement of such Claim.

      13.2 Notwithstanding anything to the contrary in this Agreement, except for claims arising under this section 13, in no event shall any party be liable to the other or any third party for any incidental, speculative or consequential damages or lost profits, whether foreseeable or not (including, but not limited to, those arising from negligence), occasioned by any failure to perform or the breach of any obligation under this Agreement for any cause whatsoever.

      13.3 The warranties in clause 10 and indemnity given by PROVIDER above shall not apply to any infringement arising from any modification or alteration of the Content by CABLEVISION or any third party unless expressly authorized in writing by PROVIDER or from the use of the Content in any way not permitted under this Agreement or as a result of the failure to use the latest release of the Content as supplied by PROVIDER. CABLEVISION acknowledges that Except as expressly set FORth above, all other warranties in respect of the CONTENT, whether express or implied, under common law, statute or otherwise, including as to condition, performance, satisfactory quality, fitness for a particular purpose or any other kind whatsoever, are expressly disclaimed and excluded by provider.

      13.4 The warranties in clause 10 and indemnity given by CABLEVISION above shall not apply to any infringement arising from any modification or alteration of the CABLEVISION Proprietary Materials by PROVIDER or any third party unless expressly authorized in writing by CABLEVISION or from the use by PROVIDER of the CABLEVISION Proprietary Materials in any way not permitted under this Agreement or as a result of the failure by PROVIDER to use the latest release of the CABLEVISION Proprietary Materials as supplied by CABLEVISION. PROVIDER acknowledges that except as expressly set forth above, all other warranties in respect of the CABLEVISION Proprietary Materials, whether express or implied, under common law, statute or otherwise, including as to condition, performance, satisfactory quality, fitness for a particular purpose or any other kind whatsoever, are expressly disclaimed and excluded by cablevision.

14.   DATA SHARING

      CABLEVISION shall attempt to collect certain User data and shall share aggregate data regarding User preferences, and usage as they relate to the Content to the extent available and to the extent possible without violating any existing CABLEVISION privacy policy, confidentiality policy, other legal or contractual restraints or applicable law.


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15.   CONFIDENTIALITY

      15.1 Each party agrees that the following materials and information and all copies thereof of whatever nature or medium are confidential and are the proprietary information and trade secrets of the disclosing party: (i) the software and algorithms possessed by either party and all source documents relating to such software; (ii) proprietary business information of either party (including, without limitation, the names and addresses of each party's users, information providers, and suppliers), and business information that either party does not generally make available to the public; (iii) the methods, means, personnel, equipment, and software by and with which each party provides its products and services; (iv) any discussions, letters, drafts, or other documents relating to this Agreement, or the provisions of this Agreement, but not the fact of this Agreement's existence; (v) subscriber lists, User personal information or User personal data; and (vi) any other information that either party reasonably designates, by notice in writing delivered to the other party, as being confidential or a trade secret ("Confidential Information"). Each party undertakes that except as authorized in writing by the other party, it will neither disclose any Confidential Information to any person, including the media, nor use the Confidential Information other than for the purposes of this Agreement. Each party shall use its best efforts and shall take every reasonable precaution to protect and maintain the confidentiality of the Confidential Information, which precautions shall be at least equivalent in scope and effect to the measures taken by that party to protect its own Confidential Information.

      15.2 In the event (i) that this Agreement is canceled or terminated for any reason; (ii) the party in receipt of the Confidential Information (the "Receiving Party") no longer require(s) the Confidential Information to perform its obligations hereunder, and/or (iii) the party that has disclosed the information (the "Disclosing Party") so requests in writing, the Receiving Party will promptly return all Confidential Information to the Disclosing Party including all copies thereof and all analyses, compilation studies or other documents concerning such Confidential Information prepared by such Receiving Party or on its behalf. Upon the request of the Disclosing Party, the Receiving Party may be required to destroy all or any part of the Confidential Information including all documents, memoranda, notes and other writings whatsoever prepared by the Receiving Party and all copies thereof, and to certify such destruction in writing. The obligation of confidentiality shall extend to the Receiving Party's affiliates and/or directors, officers, employees, representatives or agents.

      15.3 No information that would otherwise be proprietary or confidential for the purposes of this Agreement shall be subject to the restrictions on disclosure if and to the extent that: (i) such information is in, or becomes part of, the public domain otherwise than through the fault of the Receiving Party; (ii) such information was known to the Receiving Party prior to the execution of this Agreement as proven by the Receiving Party's written records;
(iii) such information was revealed to the Receiving Party by a third party having no obligation to hold such information confidential; or (iv) such information is developed independently of any Confidential Information by the Receiving Party.

      15.4 Without limiting the scope of generality of any of the foregoing, it is specifically understood and agreed that PROVIDER shall not, for any purpose whatsoever disclose, directly or indirectly, any information concerning the identity, personal statistics or history, or interests of Users of the Content or Service, other than such information provided in accordance with Section 16.2 and Section 15.1 above, without the prior written approval of CABLEVISION. PROVIDER agrees that all such personally identifiable information, including financial data and any User's name, address, telephone number, facsimile number, electronic mail address and other like data will be used by PROVIDER for its own purposes only, (to fulfill its obligations hereunder) and shall not be disclosed or sold to any third parties. The restricted information referred to in Section 15 and in this Section 15.4 shall be treated as Confidential Information.

      15.5 The parties each recognize that irreparable harm can be occasioned to the other party by the unauthorized disclosure, reproduction, or use of the Confidential Information and that monetary damage will be inadequate to compensate for such breach. The parties agree that in the event of such failure to comply by the Receiving Party, the Disclosing Party shall be entitled, in addition to all other remedies available at law, to seek an injunction restraining such future breaches without having to post any security or to prove the inadequacy of available remedies at law.

16    TERMINATION OF AGREEMENT

      16.1 Either party may terminate this Agreement upon forty-five (45) days prior written notice to the other party if the other party is unable to pay its debts when they become due, makes an assignment for the benefit of creditors, files any petition or has any petition filed against it under the bankruptcy laws of any jurisdiction, has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or insolvent. CABLEVISION and PROVIDER shall also each have the right to terminate this Agreement upon forty-five (45) days prior written notice to the other party if the other party is in material breach of this Agreement. Such notice must identify the breach and the breaching party shall have such forty-five (45) day period to correct the breach. If the breach is not cured in the forty-five (45) day period, the Agreement shall terminate at the end of such notice period.

      16.2 Notwithstanding anything contained herein to the contrary, CABLEVISION may terminate this Agreement upon thirty (30) days prior written notice to PROVIDER at any time without financial penalty. In the event that CABLEVISION chooses to terminate the contract for any reason during the first two years, other than PROVIDER'S breach, gross negligence or willful misconduct, CABLEVISION shall pay to PROVIDER the difference between: (i) the sum of actual revenue earned by PROVIDER on the CABLEVISION platform and one hundred thousand dollars ($100,000.00) with a maximum payment not to exceed fifty thousand dollars ($50,000.00). In the event that the above referenced sum of PROVIDER revenues equals or exceeds one hundred thousand dollars ($100,000.00), no termination payment shall be due and payable. In the event that CABLEVISION terminates this Agreement after the second year of the term, no termination payment whatsoever shall be due.

      16.3 Upon termination, in addition to such obligations as may be specified in other sections hereunder, (i) PROVIDER and CABLEVISION shall immediately cease all use and distribution of the CABLEVISION IPR and Content respectively and PROVIDER shall promptly delete such CABLEVISION IPR and CABLEVISION Proprietary Materials from its computer systems and CABLEVISION shall delete the Content from its computer systems; (ii) CABLEVISION shall make all payments accrued prior to any such termination of this Agreement and still owing to PROVIDER within ten (10) days of termination and shall include therewith the License Fee Report required by this Agreement. This shall be in addition to and without limiting any other rights and remedies to which either party may be entitled at law or equity or pursuant to the terms of this Agreement.

17.   NOTICES

      17.1 All notices and other correspondence under this Agreement shall be made in writing and shall be sufficiently given on the date received (i) if sent by certified mail (postpaid and return receipt requested), or (ii) if sent by Federal Express or comparable overnight courier of national reputation with proof of receipt; to:

IF TO PROVIDER:                        IF TO CABLEVISION:

ZONE4PLAY.                             CSC Holdings, Inc.
                                       1111 Stewart Avenue
                                       Bethpage, New York 11514-3581
                                       Attn: Jonathan Boltax

                                       Director Digital Product Development

                                       with a copy to:

                                       CSC Holdings, Inc.
                                       111 Stewart Avenue
                                       Bethpage, New York 11514-3581
                                       Attn: Legal Department

      17.2 AUDIT
During the Term, and for a period of two (2) years thereafter, PROVIDER shall have the right, during normal business hours and upon reasonable notice to CABLEVISION, to conduct an audit of CABLEVISION'S books and records to confirm or investigate CABLEVISION'S compliance with the terms of this Agreement, including, without limitation and where applicable, the calculation of any amounts due to PROVIDER pursuant to this Agreement, or any other sums due to PROVIDER for any period or periods of time. CABLEVISION shall provide to PROVIDER and its agents and representative with such books and records and such financial and other information and shall make available to PROVIDER and its agents and representatives such officers, directors, employees and agents of CABLEVISION as PROVIDER shall reasonably request. Such audit shall be scheduled and conducted so as not to cause an unreasonable disruption of CABLEVISION'S business operations, and in no case shall such audits be conducted more than one
(1) time in any twelve (12) month period. The cost of such audit shall be borne by PROVIDER.

18.   GENERAL

      18.1 Relationship Between the Parties: Neither PROVIDER nor CABLEVISION shall be, or shall hold itself out to be, the agent of the other under this Agreement. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint ventures as between them with respect to this Agreement.

      18.2 Independent Contractor: PROVIDER shall, for all purposes under this Agreement, be deemed to be acting as an independent contractor and not as an employee or agent of CABLEVISION.

      18.3 Choice of Law: This Agreement and all collateral matters relating thereto shall be construed in accordance with the internal laws of the State of New York, applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution and/or performance of the parties hereto. The parties agree that any conflict of laws provisions, where applicable, are hereby excluded by this express agreement to an applicable law and jurisdiction. The prevailing party in any dispute shall be entitled to an award of reasonable attorneys' fees and costs.

      18.4 Assignment: This Agreement may not be assigned by either party without the specific prior written consent of the other, except that either party may assign this Agreement without such consent to a successor in interest to all or substantially all of the assets of such party. This Agreement shall be binding on the permitted assigns and successors (whether through merger, acquisition, operation of law, or otherwise) of the parties.

      18.5 Waiver: The failure of either party to exercise any right provided for herein shall not be deemed to be a waiver of any other right hereunder. No waiver of any right or breach of this Agreement shall be deemed to be a waiver of any subsequent exercise of a right or breach of this Agreement.

      18.6 Invalidity: If any provision of this Agreement, or the application of such provision to any person or circumstance, is held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be modified to the minimum extent necessary to comply with such law, ruling, rule or regulation and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected. If any provision is determined to be illegal, unenforceable or void, and, if the remainder of this Agreement shall not be affected by such determination and is capable of substantial performance, then such void provision shall be deemed rescinded and each provision not so affected shall be enforced to the extent permitted by law.

      18.7 Force Majeure: For the purposes of this Agreement, "Force Majeure" shall mean any event that a party hereto could not foresee, such as fire, flood, acts of God or public enemy, electronic failures, earthquakes, governmental or court order, national emergency, strikes or labor disputes, the effect of which it could not reasonably prevent or predict and that renders impossible or impractical the performance of contractual obligations either totally or in part. The party invoking a Force Majeure shall notify the other party in writing within three (3) business days of its occurrence by accurately describing all the circumstances of the situation involved and its effect upon the performance of its contractual obligations. The taking place of a Force Majeure shall have the effect of suspending the obligations of the party that has invoked the provisions of this Section to the extent such obligations are affected by the Force Majeure. Contractual dates shall be extended for a period equal to the duration of a Force Majeure at the option of the non-invoking party. The cessation of a Force Majeure shall be communicated by notice within three (3) business days of its occurrence by the party that invoked it.

      18.8 Non Recourse: Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that each and every representation, undertaking, and agreement made in this Agreement by the parties to this Agreement was not made or intended to be made as a personal representation, undertaking or agreement on the part of any Incorporator, director, officer or partner, past, present, or future, of either party, all of which recourse, whether in common law, in equity, by statute or otherwise, is hereby forever waived and released.

      18.9 Survival: The provisions set forth in Sections 2, 4, 5.1, 5.2, 10, 13, 15, 16.3, 17.1, 17.2 and 18 shall specifically survive any expiration or termination of this Agreement.

      18.10 Section Headings: Section or paragraph headings used herein are for convenience and shall not be deemed a part of this Agreement.

      18.11 Entire Agreement: This Agreement sets for the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding relating to the subject matter hereof. This Agreement shall not be modified other than in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the Effective Date.

ZONE4PLAY.                              CSC HOLDINGS, INC.

By:  /s/ Shimon Citron                  By:  /s/ Patrick Donoghue
     -----------------------------           ------------------------------
Title: CEO and president                Title: VP ITV Operations & Development
Name:  Shimon Citron                    Name:  Patrick Donoghue
Date:                                   Date:
      ----------------------------             ----------------------------

                                    EXHIBIT A

                                SCOPE OF CONTENT

PROVIDER will develop and provide the Content in the form of a pay per day/play application:

Pay per play/day Definition: Any game offered by Cablevision on a pay per play, pay per day, or any hourly or day/week increment basis for a fee.

CABLEVISION and PROVIDER will mutually agree on the game/games to be included as the pay per day/play application. Any additional games to be included other than the ones listed below will be negotiated in good faith at another time.

GAMES:
------
Bingo
Texas Hold Em
Slingo

* Slingo Millennium
* 5-Card Slingo
* Bumper


All development will be done in a timely manner by PROVIDER and will go through CABLEVISION'S standard development and QA process.

Cablevision has the sole discretion in placement and duration of game on the iO service.

Cablevision has the sole discretion in choosing what platform PROVIDER will develop game for.

Word based games must have content that is randomized where applicable in order for game play to be different each time a viewer plays.

Each game will have a free play component that may include free play or demo levels in order to encourage viewers to subscribe to the content.

Cablevision in its sole discretion may take the game/games down after launch at any time.

If CABLEVISION supplies the proper documentation/code for game controller implementation, PROVIDER must make their games compatible with documentation/code supplied whether such document/code supplied is Cablevision's or that of a third party at no additional cost to Cablevision.

o PROVIDER shall assist CABLEVISION in assembling marketing materials, and PROVIDER shall deliver at no additional cost, functional specifications, full help descriptions, test scripts for completed games for quality assurance, including but not limited to:
      >>    B-roll of Content on BetaSP and Quicktime

      >>    Reasonable animation of game characters to CABLEVISION'S
            specifications for any marketing related effort
      >>    PSD's of all intro and game screens
      >>    Flash demo for iO.TV or other iO Consumer websites
      >>    All graphics needed to populate PROVIDER'S games portals
      >>    Banners
      >>    Zap 2it panels
      >>    Field communications documents

o All games must generate a score that may get posted to the top score leaderboard.

                             FORMAT AND USE SOFTWARE

PROVIDER shall deliver the following software components in order to allow CABLEVISION to format and use the Content subject to Section 5.

For the SA environment:

-> PTV executables (debug and production versions)
-> Release log.
      -> Test Scripts
      ->
For the SONY environment:
The "executables" are HTML files with embedded JavaScript.

Assets:
*   .HTML files
*   .css files
*   .js files
*   .GIF images
*   .JPG images

                                    EXHIBIT B

                                FEES/LICENSE FEE


1. The pay per play/day retail price charged to subscribers for the game package shall be determined by CABLEVISION in its sole discretion, but in no event less than $_.10__. CABLEVISION shall pay to PROVIDER a monthly license fee as follows: CABLEVISION shall pay to PROVIDER a monthly license fee that is 50% of all collected fees for the pay per play/day game.

      For purposes hereof, the "retail price" shall mean the price charged by Cablevision to its subscribers which is solely attributable to receipt of the game package, but shall not include any equipment charges, taxes, franchise fees, or similar fees which are not directly attributable to receipt of the game package.

2. CABLEVISION, in its sole discretion, may offer a "free day", "free week" of gaming with no License Fee due from CABLEVISION, with respect to such "free day" or "free week" gaming, provided that Cablevision cannot exceed
      (7) free days of play per quarter during the Term without PROVIDER's prior written permission.

3. CABLEVISION employees can receive all games packages for free with no license fee applicable.

4. CABLEVISION reserves the right to bundle any portion of the Content with any other product or tiering offering of CABLEVISION, provided that the parties shall first mutually agree upon any such bundling and the commission or other fees due to PROVIDER as a result of such bundled offer.

                                    EXHIBIT C

                                    MARKETING


o CABLEVISION will promote at its discretion the content packages to its subscribers and potential subscribers thru various means.

o CABLEVISION shall promote the Content packages on www.io.tv. PROVIDER shall assist with all related screenshots and Content descriptions.

o Any use by CABLEVISION of the Licensor Marks and any Licensor IPR must be subject to prior approval of such licensors.

                                    EXHIBIT D

                            DEVELOPMENT AND ROLL OUT


o Sample code will be available by PROVIDER for technical due diligence by XXXX 2004 and Cablevision can choose not to proceed with agreement by XXXX 2004 in the event that any aspect of the technology prohibits CABLEVISION from achieving the desired quality in service. In addition, notwithstanding Section 13 hereof, if during the due diligence process CABLEVISION determines in its sole reasonable discretion, that any part of the Content causes any part of CABLEVISION'S core service to be negatively affected, CABLEVISION shall have the right to terminate this Agreement immediately without penalty of any kind.

o PROVIDER and CABLEVISION shall mutually agree on a project development process and timetable for the Initial Launch. The Initial Launch can be changed at anytime at CABLEVISION'S discretion. Thereafter, all new games and refreshes shall be developed as described in Exhibit A.

o PROVIDER and CABLEVISION shall agree upon functional specifications for each game to be developed (the "Specifications").

o In the event that CABLEVISION changes versions or discontinues its use of the Scientific Atlanta or SONY box platforms during the Term, PROVIDER agrees to make commercially reasonable efforts to make changes to the Content to make it compatible with the changed platform in a reasonable timeframe and at no additional cost to CABLEVISION to be mutually agreed upon between the parties.

                                    EXHIBIT E

               PROMINENCE AND PLACEMENT OF CONTENT IN THE SERVICE

o Notwithstanding the foregoing, CABLEVISION reserves the right, in its sole discretion, to redesign or modify the organization, structure, look and feel and other elements of the Service at any time without prior notice, under which circumstance listing and/or display of the Content will be subject to the redesign or modification.